UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Provident Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	45-3231576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-202716

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Provident Bancorp, Inc.,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-202716) (the “Registration Statement”), initially filed with the SEC on March 13, 2015 and amended on April 29, 2015, and May 12, 2015, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Organization and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Provident Bancorp, Inc.” and “Description of Capital Stock of Provident Bancorp, Inc.” in the Registration Statement.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-202716) dated March 13, 2013, as amended on April 29, 2015, and May 12, 2015, is hereby incorporated by reference (the “Registration Statement”).

2.	Amended and Restated Articles of Organization (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROVIDENT BANCORP, INC.

Date: July 15, 2015	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer